Exhibit 23 – Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Great Northern Iron Ore Properties of our report dated January 30, 2004, included in the 2003 Annual Report to Certificate Holders of Great Northern Iron Ore Properties.

/s/ Ernst & Young LLP
Minneapolis, Minnesota February 26, 2004